Exhibit 10.36

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 1

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 2nd day of July, 2002, between ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company (“Landlord”), and INFINITY PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	770 and 790 Memorial Drive, Cambridge, Massachusetts

Premises:	That portion of the Project, containing, in the aggregate, approximately 67,300 rentable square feet, namely, (i) all three (3) floors of the building located at 770 Memorial Drive, Cambridge, Massachusetts, consisting of approximately 51,000 rentable square feet (the “770 Premises”), and (ii) the entire third floor of the building located at 790 Memorial Drive, Cambridge, Massachusetts, consisting of approximately 16,167 rentable square feet (the “790 Premises”), as determined by Landlord, as shown on Exhibit A. The 770 Premises and the 790 Premises are sometimes referred to collectively herein as the “Premises”.

Project:	The real property on which the building located at 770 Memorial Drive, Cambridge, Massachusetts (the “770 Building”) and the building located at 790 Memorial Drive, Cambridge, Massachusetts (the “790 Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B. The 770 Building and 790 Building are sometimes referred to herein as the “Buildings” and individually as a “Building, as the context may require.

Base Rent:	770 Premises:	$242,250.00 per month

	790 Premises:	$76,793.25 per month

	Total:	$319,043.25 per month

(based on $57.00 per rentable square foot)

Rentable Area of Premises:	770 Premises:	51,000 sq. ft.

	790 Premises:	16,167 sq. ft.

	Total:	67,167 sq. ft.

Rentable Area of Project:	770 Building:	51,000 sq. ft.

	790 Building:	48,500 sq. ft.

	Total:	99,500 sq. ft.

Tenant’s Share of Operating Expenses:	100% as to 770 Building, 33.3% as to 790 Building

Security Deposit:	$1,450,000, to be increased to $1,915,000 on or before January 1, 2003

Target Commencement Date:	November 20, 2002

Rent Commencement Date:	770 Building - Commencement Date

790 Building – January 1, 2003

Rent Adjustment Percentage:	3%

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 2

Base Term: Beginning on the Commencement Date and ending 120 months from the first day of the first full month commencing on or after the Commencement Date (as defined in Section 2) hereof

Permitted Use: biochemical research and development laboratory (including use of chemical and biological substances and isotopes, and including use of nuclear magnetic resonance equipment and a small animal vivarium), related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord’s Notice Address: 135 N. Los Robles Avenue, Suite 250 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address: 770 Memorial Drive Cambridge, Massachusetts 02139 Attention: Joseph McPherson	Guarantor of Lease: None

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[ ] EXHIBIT A – PREMISES DESCRIPTION	[ ] EXHIBIT B – DESCRIPTION OF PROJECT
[ ] EXHIBIT C – WORK LETTER	[ ] EXHIBIT D – COMMENCEMENT DATE
[ ] EXHIBIT E – LOCATION OF TENANT’S PARKING SPACES	[ ] EXHIBIT F – GOVERNMENT REQUIREMENTS FOR PARKING AND TRANSPORTATION
[ ] EXHIBIT G – TENANT’S PERSONAL PROPERTY	[ ] EXHIBIT H – RULES AND REGULATIONS

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days after the Target Commencement Date for any reason other than Force Majeure Delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenants’ Work,”, “Force Majeure Delays,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter attached to this Lease as Exhibit C (the “Work Letter”). If Tenant does not deliver notice to Landlord of Tenant’s election to void this Lease within 15 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 3

The “Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the 770 Premises to Tenant; (ii) the date Landlord could have Delivered the 770 Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the 770 Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms which Tenant may elect pursuant to Section 41 hereof. Notwithstanding the foregoing, Tenant shall have the right to occupy and use some or all of the 790 Premises prior to the Commencement Date, commencing on a date (the “Early Commencement Date”) not earlier than June 15, 2002 and not later than December 31, 2002.

Except as otherwise set forth herein and in the Work Letter: (i) Tenant shall accept the Premises in their condition as of the Commencement Date or the Early Commencement Date, as applicable, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay administrative rent in the amount of $127,500 out of the Tenant Improvement Allowance during the performance of Landlord’s Work

Tenant agrees and acknowledges that, except as otherwise set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

If Landlord does not deliver the 770 Premises within thirty (30) days after the Target Commencement Date for any reason other than Force Majeure Delays and Tenant Delays, and if the Lease is not later terminated by the Tenant in accordance with the provisions of this Section, then Tenant shall receive a credit against its obligation to pay Base Rent first becoming due and payable hereunder, in an amount equal to the product of (x) the number of days of such delay from the thirty-first (31st) day after the Target Commencement Date through and including the actual Commencement Date, multiplied by (y) $8,075.00 (being one thirtieth of the monthly Base Rent for the 770 Premises).

3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5),

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 4

and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Tenant’s obligation to pay Operating Expenses for the 770 Premises shall commence on the Commencement Date. Tenant’s obligation to pay Operating Expenses for the 790 Premises shall commence on the Early Commencement Date, provided, however, that until January 1, 2003, Tenant’s obligation to pay Operating Expenses for the 790 Premises shall be calculated based on the proportion of the rentable area of the 790 Premises actually used and occupied by Tenant for the conduct of its business to the total rentable area of the 790 Building.

4. Base Rent Adjustments. Base Rent shall be adjusted (i) by reducing the Base Rent due for the first year of the Base Term by an amount equal to 12% of any amount of the Tl Allowance which is not distributed by or is returned to Landlord following completion of the improvements to the Premises, as more particularly described in the Work Letter, and (ii) on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date (in the case of the first such adjustment, as reduced pursuant to the immediately preceding clause) by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the operation, maintenance and repair of each of the 770 Building (the “770 Operating Expenses”) and the 790 Building (the “790 Operating Expenses”) (including each such Building’s Share of all such costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, all Building and Project related operating costs in connection with the shell and core of each Building, site improvements, maintenance, utilities, insurance, Taxes (as defined in Section 9), capital repairs and improvements to the extent permitted herein, and the costs of Landlord’s third party property manager not to exceed 1.875% of Base Rent, or, if there is no third party property manager, administration rent in the amount of 1.875% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures except for (i) capital improvements required to bring the Project into compliance with Legal Requirements enacted, adopted, applied or otherwise promulgated after the Commencement Date, and (ii) capital improvements reasonably intended to result in a reduction of Operating Expenses. In either case, the amount of such capital expenditure includable in Operating Expenses in any calendar year shall be the annual amortization of such expense over ten (10) years.

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for those capital improvements, the cost of which are includable in Operating Expenses pursuant to subsection (b) above);

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 5

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord above the level of building manager or who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project;

(s) income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against Landlord, the Project or any portion thereof or interest therein; and

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 6

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project. Landlord agrees to use commercially reasonable efforts to obtain reimbursement from any such third party; provided, however, that Landlord shall have no obligation to bring a legal action to obtain any such reimbursement. At Tenant’s election, Landlord shall assign Landlord’s right to reimbursement to Tenant, provided that any such right is assignable by Landlord, and Tenant shall thereafter have the right to exercise any rights Landlord would have to obtain such reimbursement including the right prosecute a legal proceeding to obtain such reimbursement, if such a right is available. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any claims that may arise against Landlord as a result of Tenant’s exercise of the rights set forth in this Section 5(t)

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual 770 Operating Expenses and 790 Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for either Building for such year exceeds Tenant’s payments of Operating Expenses for such Building for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for either Building for such year exceed Tenant’s Share of actual Operating Expenses for such Building for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses for either Building, Landlord will provide Tenant and its representatives with access to Landlord’s books and records relating to the operation of such Building and the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses for such Building, then Tenant shall have the right to have an independent public accounting firm selected by Tenant and reasonably acceptable to Landlord, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for such Building for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such Building for such calendar year, Landlord shall at Tenant’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses for such Building or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such Building for such calendar year were less than Tenant’s Share of Operating Expenses for such Building for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses for such Building by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 7

reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by Silicon Valley Bank, and (v) redeemable by presentation of a sight draft in the State of California and permitted manner by Silicon Valley Bank. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit, provided that, if Tenant thereafter delivers such substitute Letter of Credit, all funds drawn in cash shall be reimbursed to Tenant within ten (10) business days after deliver of such substitute Letter of Credit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant which is a Default under the Lease. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

If at any time during the Term of this Lease Tenant’s stock shall be listed on any nationally recognized exchange, including, without limitation, the New York Stock Exchange, NASDAQ stock market or American Stock Exchange (the “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to three months then applicable monthly Base Rent (the “Reduced Security Deposit”). If Tenant notifies Landlord, in writing, that Tenant has met the Reduction Requirement, then

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 8

Landlord shall return the unapplied portion of the Security Deposit then held by Landlord, less the Reduced Security Deposit, to Tenant within 30 days of Tenant’s delivery of such written notice, or shall accept delivery of an amendment to the Letter of Credit reducing the face amount thereof. If Landlord returns to Tenant any portion of the Security Deposit in accordance with this Section, then from and after the date such monies are returned to Tenant, the “Security Deposit” shall be deemed to be the Reduced Security Deposit for all purposes of this Lease.

The Reduced Security Deposit shall be increased in accordance with the terms of this Section if (i) Tenant is in Default hereunder, or (ii) Tenant fails at any time after reduction of the Security Deposit to continue to meet the Reduction Requirement (provided that, notwithstanding Tenant’s failure to continue to meet the Reduction Requirement, the Reduced Security Deposit shall not be increased if Tenant is able to provide evidence, reasonably satisfactory to Landlord, that Tenant’s valuation, which valuation has been confirmed by an outside private equity financing round in the immediately preceding six (6) months, is then at least $250,000,000). Landlord shall have the right (not to be exercised more than 2 times per calendar year) to request written evidence from Tenant that Tenant continues to meet the Reduction Requirement. If Tenant is in Default under the Lease or fails to continue to meet the Reduction Requirement, the Security Deposit shall be increased to an amount equal to 6 times the then applicable monthly Base Rent. Such increased Security Deposit shall be paid to Landlord within 10 days of Landlord’s written demand, in the case of Tenant’s Default under the Lease, or within 10 days of Landlord’s written demand, in the case of Tenant’s failure to meet the Reduction Requirement. If Tenant is required to increase the Reduced Security Deposit in accordance with this Section, then from and after the date such monies are deposited with Landlord, the “Security Deposit” shall be deemed to be the amount then held by Landlord hereunder.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase Landlord’s insurance premiums, or cause the disallowance of any sprinkler or other credits. To the extent that any part of the Premises is determined to be a “place of public accommodation”, as defined in the ADA or any similar legal requirement, as a result of Tenant’s particular use thereof, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing any alterations to the Project and providing any services required in order to cause the Project to comply with the ADA or such similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing exceeding the live load capacity of the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 9

Landlord shall deliver the Premises to Tenant in compliance with all Legal Requirements applicable to the Premises and in effect as of the Delivery Date, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, “ADA”). Landlord shall be responsible for any alterations necessary to cause the Common Areas and any elements of the Buildings and Property under Landlord’s exclusive control to comply with all Legal Requirements, except to the extent that any such work is required due to Tenant’s particular use of the Premises.

Landlord shall, as an Operating Expense (to the extent such Legal Requirement is first in effect or applied to the Project after the Commencement Date and is generally applicable to similar buildings in the area in which the Project is located) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements as a result of the Tenant’s particular use of the Premises (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements arising solely in connection with Tenant’s as compared to other tenants, particular use of the Project, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims arising out of or in connection with any failure of the Premises to comply with any such Legal Requirement.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, other than consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all real property taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) and attributable to the period within the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Taxes shall not include any income taxes or any other taxes

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 10

excluded from Operating Expenses pursuant to Section 5 hereof. Landlord agrees to pay all assessments and municipal betterments in the maximum number of installments legally permitted. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. If Landlord elects not to contest any such Taxes or liens, Tenant shall have the right to do so, provided Tenant is then occupying 50% or more of the Building for which taxes are being contested, and Landlord shall cooperate to extent reasonably necessary in order to permit Tenant to contest such matters. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses incurred in cooperating with Tenant as aforesaid. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. If Tenant is successful in achieving a reduction of Taxes for the Project, Landlord shall reimburse Tenant for a pro rata share of Tenant’s reasonable legal fees and other reasonable, out-of-pocket costs incurred in achieving such reduction, which pro rata share shall be calculated by multiplying the total amount of such permitted fees and costs by a fraction, the numerator of which shall be the total rentable square footage of the 790 Building not leased to Tenant as of the date of such reduction and the denominator of which shall be the total rentable square footage of the Project. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking, Transportation. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right to park in 58 reserved spaces in the parking garage located in the Project in the locations shown on Exhibit E and 22 non-reserved spaces on the surface parking lot in the Project, in each case in those areas designated for non-reserved parking, in common with other tenants of the Project and subject to Landlord’s rules and regulations. Landlord shall impose and uniformly enforce parking rules and regulations upon all users of the parking garage and surface parking lot in the Project. Tenant shall pay a license fee for such parking in the amount of $160 per month for each garage space and $110 per month for each surface lot space, which license fees may be adjusted to a market rate annually, each such increase not to exceed 5% of the amount paid for the immediately preceding year.

Tenant shall comply with the requirements set forth in Exhibit F attached hereto, setting forth certain governmentally imposed requirements related to parking and transportation demand management which are binding on tenants in the Project.

11. Utilities, Services.

Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. After written notice from Landlord, Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant,

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 11

termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $100,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. If Landlord fails to respond within such 15-day period to Tenant’s written request for approval, Tenant shall deliver a second written request for approval. If Landlord fails to respond within five (5) business days after delivery of such second copy of Tenant’s written request for approval of Alterations, then Landlord shall be deemed to have approved such Alterations. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 2% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration, not to exceed $5,000.00, plus the reasonable cost of any third party design consultants hired by Landlord at its discretion to review Tenant’s plans, to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

At Landlord’s option, which option Landlord shall be commercially reasonable in exercising, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit G attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit G in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the Tl Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 12

(including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the Tl Fund, all Alterations, and all fixtures, machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment (unless purchased by Tenant at its sole cost and expense and not as part of the Tl Allowance), autoclaves (unless purchased by Tenant at its sole cost and expense and not as part of the Tl Allowance), chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense (subject to the exclusions from Operating Expenses as described in Section 5 hereof), shall maintain all of the structural portions, including all elements of the roof, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to schedule such work during hours that are not normal business hours, and shall give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section or with respect to any emergency, oral notice followed immediately by written notice), after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable in any legal action for any failure to make any repairs unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition, reasonable wear and tear excepted, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Tenant acknowledges that such repair and replacement may include expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 business days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 13

by Tenant within 10 business days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost’ thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further hereby irrevocably waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records), unless caused by the willful misconduct or negligence of Landlord. Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project with agreed value endorsement. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 14

insureds. The commercial general liability insurance policy shall insure on an occurrence and not a claims-made basis; shall be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

At any time after the second anniversary of the Commencement Date, Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants in comparable buildings in Cambridge, Massachusetts.

18. Restoration. If, at any time during the Term, one or both of the Buildings are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore such Building, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, or Tenant may, by written notice to Landlord delivered within thirty (30) days after receipt of Landlord’s notice, elect to terminate this Lease with regard to the Building which has been damaged or destroyed as of the date of such damage or destruction. Unless Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds, provided that Landlord has been maintaining the amount of property insurance required pursuant to Section 17 hereof (with any deductible to be treated as a current Operating Expense, provided that such deductible is in a commercially reasonable amount), promptly restore the affected Building (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 15

to enter into and restore the affected Building issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). Tenant’s rights, duties and obligations with respect to any Building not damaged or destroyed and the use of which is not materially impaired by such casualty shall remain in full force and effect and shall not be affected in any way as a result of such casualty.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the affected Building and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Tenant or Landlord may terminate this Lease if any material portion of the Premises is damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project or access thereto is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or ‘Taken”), and the Taking would in the reasonable judgment of the parties either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project. If only one of the Buildings is affected by any such Taking, Tenant’s rights, duties and obligations with respect to any Building not Taken shall remain in full force and effect and shall not be affected in any way as a result of such Taking.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due, and such failure shall continue for five (5) business days after written notice from

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 16

Landlord of such failure; provided, however, that Landlord shall not be required to deliver such a notice more than twice in any twelve (12) month period.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises without provision for the security and maintenance thereof and continuing compliance with the terms and conditions of this Lease.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge, bond over or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after receiving notice that any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 21 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 21 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 21 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 17

herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 5% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days after the date due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease or Tenant’s right of possession, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award”

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 18

shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of Fleet National Bank at the time of award plus 2%.

(iii) Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d) Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. Landlord’s consent may be withheld in Landlord’s reasonable discretion in connection with an assignment of the Lease or a sublease or subleases for less than 50% of the Premises and may be withheld in Landlord’s sole discretion in connection with any sublease or subleases that result in 50% or more of the Premises being subleased. Except as set forth in subsection (c) below, if Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 19

issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, neither any public offering of shares or other ownership interest in Tenant, any transfer of such publicly traded shares thereafter, nor any transfer of ownership interest or voting control pursuant to Tenant’s venture capital financing arrangement shall be deemed an assignment.

(b) Recapture. If Landlord withholds its consent in its sole discretion (and not in its reasonable discretion) in connection with any sublease or subleases that result in 50% or more of the Premises being subleased, Landlord shall be required to terminate this Lease with respect to the proposed sublet space (subject to the right of Tenant to withdraw the subject Assignment Notice as set forth below), whereupon, the Rentable Area of the Premises, Base Rent, Tenant’s Share of Operating Expenses, Tenant’s Parking Spaces and any other amounts calculated based on the Rentable Area of the Premises shall be proportionately revised to reflect such deletion in an instrument to be executed by Landlord and Tenant confirming the same.

(c) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease, to be followed by such assignment or sublease in its final form when available (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises and terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (as “Assignment Termination”), subject to Tenant’s right to withdraw the subject Assignment Notice as set forth below, or (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, in an amount not to exceed $2,250 per request.

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant shall not be required. For purposes of this Lease, an entity shall be deemed to “control” another entity if it owns eighty percent (80%) or more of the outstanding voting stock of such entity, if such entity is a corporation, or other majority equity and control interest, if such entity is not a corporation, and

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 20

possesses the power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract. In addition, Tenant shall have the right to assign this Lease, upon prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the valuation or equity market capitalization (as independently determined in accordance with generally accepted accounting principles (“GAAP”) or by a professional third party investor) of the assignee is not less than $250,000,000, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment. The transfers described in this paragraph are sometimes referred to herein as a “Permitted Assignment”.

(d) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(e) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, whether or not Landlord’s prior consent to such assignment or subletting is required, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 21

Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(f) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(g) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s wrongful or negligent action or use of the property in question, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Each party shall, within 10 business days of written notice from the other, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part or of Tenant’s business, as the case may be. Failure to deliver such statement within such time shall, after a second notice thereof, be conclusive upon the party failing to deliver such statement that the Lease is in full force and effect and without modification except as may be represented in any certificate prepared by the party requesting such statement and delivered to the other party for execution.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord. Landlord represents that it has delivered to Tenant, and Tenant acknowledges receiving from Landlord, a copy of Landlord’s owner’s policy of title insurance covering the Project (with the insured amount and amount of any financing redacted).

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit H. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 22

created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions recognizing Tenant’s rights and obligations hereunder and assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Tenant hereby appoints Landlord attorney-in-fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of Tenant and to cause any such instrument to be recorded.] Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord hereby represents that there is no mortgagee of record as of the date hereof.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free, to the level required by Tenant’s Surrender Plan (as defined herein), as reasonably approved by Landlord, of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises for a legitimate business purpose to Landlord’s consulting engineers, attorneys, lenders, insurance provider, potential tenants of the Premises, potential purchasers of the Project and investors, in each case provided such parties agree to keep such information confidential except as required of them by law.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 23

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the reasonable cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/lndemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, unless Tenant can establish, at Tenant’s sole cost and expense, by evidence acceptable to Landlord, in Landlord’s reasonable discretion, that any such contamination of the Premises, the Property or any adjacent property was caused solely by a third party and not by Tenant or any Tenant Party, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 24

any Hazardous Materials on either of the Buildings, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of either of the Buildings, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return such Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the affected Building or the Project.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion, Landlord hereby being deemed to have granted such consent to Tenant for the installation of outdoor nitrogen and argon storage tanks, subject to Landlord’s reasonable approval of plans therefor); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Landlord agreed to keep confidential all such information delivered by Tenant under this section except to the extent required by law, and except for disclosure for a legitimate business purpose to Landlord’s consulting engineers, attorneys, lenders and investors, in each case provided such parties agree to keep such information confidential except as required of them by law.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right, at its sole expense prior to any Default with respect to Hazardous Materials, and at Tenant’s expense after any such Default, or if any pre-Default

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 25

testing by Landlord should result in the discovery of a Default condition hereunder, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 26

located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only with respect to the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the nine (9) months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises except as the parties may agree during the Term hereof. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction other than Insignia ESG and Spaulding & Slye Colliers. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 27

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Landlord shall provide one exterior tenant identification sign and directory signage in the entry lobbies of the Buildings. Such signs shall be inscribed, painted or affixed for Tenant by Landlord, shall comply with all local regulations and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Tenant shall have the right to work with the City of Cambridge to maximize the size and number of potential exterior building signs.

39. Communications Equipment. Tenant, at no additional cost, shall have the right to use up to 500 square feet on the roof of each of the 770 Building and the 790 Building for the installation of Tenant’s communications equipment (“Tenant’s Equipment”). Landlord reserves the right, for itself and other tenants of the Project, to install communications and other equipment (collectively, “Landlord’s Equipment”) on the roofs of the Buildings. Landlord shall cause any such Landlord’s Equipment not to interfere with the operations of Tenant’s Equipment, and any lease, license or other agreement which Landlord enters into with a third party for the installation of Landlord’s Equipment on the Buildings shall specifically prohibit interference with Tenant’s Equipment, provided that Tenant agrees to cooperate reasonably with Landlord and any tenant or licensee installing Landlord’s Equipment on the Buildings so as to resolve any issues regarding interference, whether such interference is caused by Tenant’s

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 28

Equipment or Landlord’s Equipment. Tenant shall, at Tenant’s sole cost and expense, obtain all necessary permits and approvals from all federal, state and local Governmental Agencies regarding the installation, maintenance and operation of Tenant’s Equipment at the Buildings. Tenant’s inability to obtain, or any delay in obtaining, any such permit or approval shall not affect Tenant’s obligations under this Lease, including, without limitation, Tenant’s obligation to take possession and commence payment of Rent as set forth herein. Tenant’s Equipment, and the installation, operation, replacement and removal thereof, shall be performed in accordance with all applicable laws, rules and regulations, shall not penetrate the roof membrane, or, if so, all such work shall be performed by Tenant’s roofing contractor so as not to otherwise compromise Landlord’s roof warranty, and shall be subject to such reasonable rules and regulations as Landlord shall from time to time impose.

40. Right to Expand.

(a) Expansion in the 790 Building. Tenant acknowledges that Landlord intends to lease and operate the first and second floors of the 790 Building as a “Science Hotel (sm)” beginning in May 2002. Tenant at any time during the first five years of the Term of this Lease shall have the right (the “Expansion Right”) to notify Landlord in writing (the “Expansion Notice”) of its desire to expand into the 2nd floor of the 790 Building (the “790 2nd Floor Premises”) and/or the 1st floor of the 790 Building (the “790 1st Floor Premises”), each containing approximately 16,100 rentable square feet. The 790 2nd Floor Premises and the 790 1st Floor Premises are sometimes referred to herein as an “Expansion Space”. Each such Tenant’s Expansion Notice shall specify a date (the “Start Date”) on which Tenant shall take possession of such floor and begin paying Base Rent at the then current amount per rentable square foot, plus applicable Operating Costs and Parking Rent and Fees, provided, however, that the Start Date for each floor shall be not less than 12 months after the date of Tenant’s Expansion Notice. Tenant shall be entitled to sixteen (16) additional reserved parking spaces in the parking garage upon taking possession of the 790 2nd Floor Premises, and an additional sixteen (16) reserved parking spaces in the parking garage upon taking possession of the 790 1st Floor Premises, at the same rates and under the same terms and conditions as its then existing parking spaces. Tenant shall not have the right to exercise its Expansion Right with regard to the 790 1st Floor Premises unless Tenant has previously exercised its Expansion Right with regard to the 790 2nd Floor Premises as provided herein (unless Landlord has previously elected not to make such space available to Tenant after Tenant’s delivery of an Expansion Notice for the 790 2nd Floor Space as set forth herein). Upon receipt of Tenant’s Expansion Notice, Landlord shall endeavor to procure space suitable, in Landlord’s sole discretion, for the relocation of Landlord’s “Science Hotel (sm)” operation from the applicable Expansion Space. Tenant acknowledges that the “Science Hotel (sm)” is a specialized use and that, although Landlord shall use reasonable efforts to procure replacement space, the final determination as to the suitability of any replacement space for Landlord’s “Science Hotel (sm)” operation shall be made by Landlord, in Landlord’s sole discretion, and Landlord is under no obligation to deliver the Expansion Space to Tenant if Landlord is unable to procure such replacement space which is acceptable to Landlord, in Landlord’s sole discretion. If Landlord notifies Tenant, with respect to any exercise by Tenant of its Expansion Right with a Start Date on or after November 1, 2004, with respect to the 790 2nd Floor Premises, or November 1, 2005, with respect to the 790 1st Floor Premises, that Landlord has elected not to relocate its existing “Science Hotel (sm)” operation from the Expansion Space in question, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord. If Tenant does not elect to terminate this Lease as aforesaid, then if either Expansion Space thereafter become available due to Landlord’s decision to terminate its “Science Hotel (sm)” operation within such premises (and not simply due to a current vacancy of such premises), Tenant shall have a right of first offer for such space on the same terms as if such space had been timely delivered to Tenant. Upon the Start Date of the 790 2nd Floor Premises or the 790 1st Floor Premises, the Lease shall be amended to include the specified Premises, and Rentable Area of the Premises, Base Rent, Tenant’s Share of Operating Expenses, and Parking Rent and Fees shall be adjusted to reflect the additional rentable area. Tenant shall take possession of the Expansion Space on the date specified in Tenant’s notice, in “as is”, “where is” condition and without any representations by Landlord as to the suitability of such premises for Tenant’s purposes. Any alterations to the Expansion Space shall be at Tenant’s sole cost.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 29

(b) Amended Lease. If: (i) Tenant fails to timely deliver either Expansion Notice, or (ii) after the expiration of a period of 30 days from the date Tenant gives either Expansion Notice, no lease amendment or lease agreement for the applicable Expansion Space has been executed, and Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the Expansion Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within 10 business days following such tender, Tenant shall be deemed to have waived its right to lease such Expansion Space.

(c) Exceptions. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in Default under any provision of the Lease; or

(ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d) Termination. The Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any Default by Tenant then existing under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e) Rights Personal. Expansion Rights are personal to Tenant and are only assignable by Tenant pursuant to a Permitted Assignment. All other assignments of the Expansion Rights shall be subject to Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease. In addition to the foregoing, Tenant shall not have the right to exercise the Expansion Rights unless Tenant is occupying the entire 790 Premises (including the 790 2nd Floor Premises, in the case of Tenant’s exercise of its Expansion Right with regard to the 790 1st Floor Premises) and at least 50% of the 770 Premises at the time of such exercise and at the applicable Start Date.

(f) No Extensions. The period of time within which any Expansion Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights.

41. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have two (2) consecutive rights (each, an “Extension Right”) to extend the term of this Lease for five (5) years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least nine (9) months prior to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the greater of (i) the then fair market rent for the Premises calculated at the Market Rate (as defined below), or (ii) the Base Rent payable during the last year of the Base Term, in the case of the first Extension Term, or the first Extension Term, in the case of the second Extension Term. Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as determined pursuant to this Section 41(a), which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 30

such Base Rent. In addition, Landlord may impose a reasonably determined market rent for the parking rights provided hereunder.

On or before the date which is 150 days prior to the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Landlord shall notify Tenant, in writing, of Landlord’s determination of Market Rent and the rent escalations during such subsequent Extension Term. If, within thirty (30) days after receipt of such notice from Landlord, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during such subsequent Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 120 days prior to the expiration of the Base Term of this Lease, or the expiration of any then effective Extension Term, elect arbitration as described in Section (b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and all of the remaining Extension Rights shall terminate.

(b) (i) Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The Arbitrators shall be instructed to take into account the annual percentage increases in Base Rent during such subsequent Extension Term in determining a proper Market Rent. The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Base Rent shall be adjusted on the commencement date of such Extension Term and on each annual anniversary of the commencement of such Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 31

resulting amount to the Base Rent payable immediately before such adjustment. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

(d) Rights Personal. Extension Rights are personal to Tenant and are only assignable by Tenant pursuant to a Permitted Assignment. All other assignments of the Extension Rights shall be subject to Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease. In addition to the foregoing, Tenant shall not have the right to exercise the Extension Rights unless Tenant is occupying the entire 790 Premises (including any Expansion Space, in the case of Tenant’s exercise of its Expansion Rights as provided in Section 39 hereof) and at least 50% of the 770 Premises at the time of such exercise and at the commencement of the applicable Extension Term.

(e) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(f) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(g) Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any Default by Tenant then existing under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the applicable Extension Term, whether or not such Defaults are cured.

42. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above, and in the case of any notice to Landlord, with a copy of such notice to Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02110, Attention: Kathryn C. Murphy, Esquire, and in the case of any notice to Tenant, with a copy of such notice to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Stephen M. Edwards, Esquire. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Tenant’s Financial Statements. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, but not more than once in any twelve (12) month period, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 32

Tenant, (iv) not more than once in any twelve (12) month period, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding the foregoing, following the occurrence of a Default by Tenant hereunder, Landlord shall have the right to require Tenant to provide the information described in subsections (iii) and (iv) of this Section 42(c) at any time, and not only at 12-month intervals. Landlord agrees that, so long as Tenant is providing such statements and other information described in this Section 42(c) to an affiliate of Landlord pursuant to other agreements with Tenant, Tenant shall not be required to provide such statements and other information to Landlord, as well.

(d) Confidentiality. Landlord and Tenant agree that this Lease and all negotiations and related documentation will remain confidential and that no press or other publicity release or communication to the general public concerning the proposed transaction contemplated herein will be issued without the other party’s prior written approval, unless applicable law requires such disclosure.

(e) Recordation. This Lease shall not be filed in any public record. Either party, at the request of the other, shall execute, a notice of lease, which the requesting party shall have the right to record with the Middlesex South Registry District of the Land Court at its own expense. If so recorded, the recording party shall furnish recording information to the other party. Notwithstanding the foregoing, Tenant may include a copy of this Lease in any filings with the Securities Exchange Commission, provided that Landlord shall have the right to excise any confidential business information from the Lease prior to such filing.

(f) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(g) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(h) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(i) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(j) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Net/Gross Multi-Tenant Office/Laboratory	Street Address/Tenant - Page 33

(l) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(m) Post-Occupancy Payment. Within thirty (30) days after Tenant takes possession of the 770 Premises, Landlord shall make a one-time payment to Tenant in the amount of $5,000.00.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

INFINITY PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ David Neafus
Its:	VP Finance and Administration

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES,
L.P., managing me

By:	ARE-QRS CORP., general partner

By:	/s/ Joel S. Marcus
Its:	CEO

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

770 Memorial Drive -	Office Level 1

Office Level 2

Office Level 3

Parking Level 2 (cross-hatched areas only)

Parking Level 1 (Subject to rights of others to access and use parking spaces on this Level) (cross-hatched areas only)

790 Memorial Drive -	Office Level 3

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Legal Description of Parcels attached

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated July 2, 2002(this “Work Letter”) is made and entered into by and between ARE-770/784/790 Memorial Drive, LLC, a Delaware limited liability company (“Landlord”), and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated July 2, 2002 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Joe McPherson (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Thomas Andrews and Stuart Berry (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Development Schedule. The schedule for design and development of Landlord’s Improvements (as defined below) and the Tenant Improvements (as defined below), including without limitation, the time periods for delivery of construction documents and performance, shall be as provided in this Work Letter, subject to adjustment as mutually agreed upon by the parties.

(d) Architect, Contractor, and Consultants. Landlord and Tenant hereby acknowledge and agree that: (i) Olson Lewis & Dioli Architects, Inc. shall be the architect (the “Architect”) for the Tenant Improvements; (ii) Linbeck Kennedy & Rossi, Inc. shall be the construction management contractor (the “Contractor”) for the Tenant Improvements; and (iii) any subcontractors and/or consultants for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the 770 Building and the 790 Building desired by Tenant of a fixed and permanent nature, exclusive of the improvements indicated as “Landlord’s Improvements” on

Schedule A attached hereto. Other than the Tenant Improvements and Landlord’s Improvements, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Program. Tenant has delivered to Landlord, the Architect, and the Contractor program information describing Tenant’s requirements for the Tenant Improvements.

(c) Schematic Floor Plan. Landlord has caused the Architect to prepare and submit for Tenant’s review and approval preliminary floor plans and specifications for the Tenant Improvements (the “Schematic Floor Plan”) Tenant has approved the Schematic Floor Plan.

(d) Permit Drawings. Landlord and Tenant shall cause the Architect to prepare preliminary design drawings, outline specifications, and other documents sufficient in detail to allow for the filing of a building permit application for the construction of the Tenant Improvements (the “Permit Drawings”). Not later than 5 business days following Tenant’s receipt of the Permit Drawings, Tenant shall deliver its written comments to the Permit Drawings to Landlord. Landlord shall cause Architect to promptly revise the Permit Drawings to reflect Tenant’s comments pertinent to permit issuance. Upon Tenant’s approval of the Permit Drawings and Architect’s revision of same reflecting Tenant’s comments, Landlord shall cause the Contractor to file a complete building permit application with the City of Cambridge for the construction of the Tenant Improvements. Landlord and Tenant hereby acknowledge that the revised Permit Drawings must be completed and the building permit application filed by July 3, 2002 in order for Landlord Work (as defined below) to be Substantially Complete on or before the Target Commencement Date, and Landlord and Tenant each agree to use diligent efforts to achieve completion of the Permit Drawings within such time.

(e) Construction Drawings. Tenant shall be solely responsible for ensuring that the Permit Drawings reflect Tenant’s requirements for the Tenant Improvements. Not later than 15 business days following Landlord’s receipt of Tenant’s comments to the Permit Drawings, Landlord and Tenant shall cause the Architect and Contractor to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“Construction Drawings”), which Construction Drawings shall be prepared substantially in accordance with the Permit Drawings, as modified by Tenant’s written comments. Not later than 5 business days following Tenant’s receipt of the Construction Drawings, Tenant shall deliver its written comments to the Construction Drawings to Landlord; provided, however, that Tenant may not disapprove any matter that is consistent with the Permit Drawings, as modified by Tenant’s written comments, without submitting a Change Request. Tenant shall be solely responsible for ensuring that the Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Any disputes in connection with Tenant’s comments set forth in this Section 2(e) shall be resolved in accordance with Section 2(g) hereof. Once approved by Tenant, subject to the provisions of Section 2(g) below, Landlord shall not materially modify the Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below) pursuant to Section 3(b) below.

(f) Budget. Not later than 15 business days following Tenant’s approval of the Construction Drawings, Landlord shall obtain and deliver to Tenant a budget in accordance with Section 5(a) hereof.

(g) Approval and Completion. Landlord and Tenant hereby acknowledge that the Permit Drawings must be completed and approved, and a complete building permit application filed, not later than 101 business days before the Target Commencement Date in order for Landlord’s Work to be Substantially Complete by the Target Commencement Date. Upon any dispute regarding the design of Landlord’s Improvements or the Tenant Improvements, which is not settled within 5 business days after notice of such dispute is delivered by one party to the other, Landlord shall make the final decision regarding the design of Landlord’s Improvements, provided Landlord acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, and Tenant shall make the final decision regarding the design of the Tenant Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant, or resulting from a decision by Landlord in response to a request by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below). Any costs resulting from a decision by Landlord with respect to changes to Landlord’s Improvements, which decision is made solely by Landlord, shall be paid by Landlord. Any changes to the Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing Landlord’s Improvements and the Tenant Improvements.

(b) Commencement and Permitting of Landlord’s Work. Landlord at its expense has obtained a building permit authorizing the construction of Landlord’s Improvements (the “Building Permit”). Landlord shall commence construction of the Tenant Improvements up on obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the Permit Drawings approved by the City of Cambridge, as such TI Permit may be amended to be consistent with the Construction Drawings as required by the City of Cambridge. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord as necessary in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof which: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force-Majeure Delays), Landlord shall Substantially Complete or cause to be Substantially Completed Landlord’s Work in a good and workmanlike manner, in compliance with all Legal Requirements, and in accordance with the Building Permit and the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion”). Upon the Substantial Completion of Landlord’s Work, Landlord shall require the Architect and Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the Building Permit and the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices which are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the Construction Drawings approved by Landlord and Tenant, the option will be within Landlord’s sole discretion. As to all building materials and equipment which Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion.

(e) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have 1 year after Substantial Completion (or, with respect to any latent Construction Defect, thirty (30) days after Tenant discovers or reasonably should have discovered such latent Construction Defect, if Landlord receives a similar extended warranty regarding latent defects from the Contractor) within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if:

with respect to the Tenant Improvements, the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor or the Architect, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost damage or expense in connection with any such claim, or with respect to Landlord’s Improvements, the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, but Landlord, within 30 days thereafter, commences and diligently and continuously prosecutes such remedial action to completion.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall diligently pursue any claims arising out of latent defects in the Project. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. If the date that Landlord’s Work has been Substantially Completed shall have been actually delayed by any one or more of the following causes (a “Tenant Delay”):

Tenant’s Representative was not reasonably available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

Construction of any Change Requests;

Tenant’s request for materials, finishes or installations requiring unusually long lead times;

Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below);

then Landlord shall cause the Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the Commencement Date under the Lease.

4. Changes. Any changes requested by Tenant to Landlord’s Improvements at any time, or to the Tenant Improvements after the delivery and approval by Tenant of the Construction Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Right to Request Changes. If Tenant shall request changes to Tenant Improvements after Tenant’s approval of the Construction Drawings or if Tenant shall request changes to Landlord’s Improvements (collectively, “Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs which will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be a Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred in connection with the design and construction of Tenant Improvements (the “Budget”). The Budget shall be based upon the Construction Drawings and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to $127,500 for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, internal or overhead costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $6,630,000. The TI Allowance shall be disbursed in accordance with this Work Letter. If the TI Costs (as defined herein) are less than the amount of the TI Allowance, Tenant may apply some or all of the remaining balance of the TI Allowance, in an amount not to exceed $500,000, toward the cost of Tenant’s alterations and improvements to the 790 Building made before the Commencement Date. Any remaining balance not so applied to alterations and improvements to the 790 Premises shall be retained by Landlord. Except as specifically provided in the Lease and herein, Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the Tenant Improvement Allowance not required for the construction of (i) the Tenant Improvements described in the Construction Drawings approved pursuant to Section 2(e) or (ii) any Changes pursuant to Section 4.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the Schematic Floor Plan, Permit Drawings and Constructions Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not limited to, biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d) Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceeds the remaining unexpended TI Allowance, then within 10 business days of notice from Landlord, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing, any Excess TI Costs amount with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such deposit of Excess TI Costs, together with the remaining TI Allowance, is herein referred to as the “ TI Fund.” Funds so deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for Excess TI Costs and the cost of Minor Variations. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed TI Fund, within 30 days thereafter, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for Landlord’s Improvements. Landlord shall bear all costs, expenses and fees incurred by or on behalf of Landlord in connection with the construction of Landlord’s Improvements, other than as a result of Tenant requested Changes, subject to the terms hereof and the terms of the Lease.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the 770 Building (i) 60 days prior to the Term Commencement Date, and to the 790 Building from and after July 1, 2002, to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work and provided that such Tenant’s Work is coordinated with the Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) at all times prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party shall materially interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by the City of Cambridge, and upon any such interference, after notice and a reasonable opportunity to stop such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing any Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the willful misconduct or negligence of Tenant or any Tenant Party.

7. Notification of Delays. Not less than once each calendar month from the date of this Work Letter through the Term Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord’s performance under this Work Letter or the Lease was delayed as a result of Tenant Delays or delays arising by reason of any Force Majeure as defined in Section 34 of the Lease (a “Force Majeure Delay”), which written notification shall also include a description of the nature of such Tenant Delay or Force Majeure Delay.

8. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(d) Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

(e) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period Tenant is in material Default under the Lease.

(f) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(g) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord’s Work and Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(h) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

Street Address/Tenant - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this ____ day of _________, 2002, between ARE-770/784/790 Memorial Drive, LLC, a Delaware limited liability company (“Landlord”), and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of ____________, 2002 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is _________, 2002 and the termination date of the Base Term of the Lease shall be midnight on __________, 2012.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT: INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:
Its:

LANDLORD: ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., managing member

By:	ARE-QRS CORP., general partner

By:
Thomas J. Andrews
Its:	Vice President

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

EXHIBIT E TO LEASE

Location of Tenant’s Parking Spaces

770 Memorial Drive	Parking Level 2 – 45 garage spaces

Parking Level 1 – 2 garage handicap spaces

790 Memorial Drive	Parking Level 2 – 10 garage spaces

Parking Level 1 – 1 garage handicap space

Surface Parking	22 surface spaces

Street Address/Tenant - Page 3

EXHIBIT F TO LEASE

Government Parking and Transportation Requirements

City of Cambridge – Parking and Transportation Demand Management Plan

1. Tenant shall identify an employee representative or liaison to work with the Employee Transportation Coordinator.

2. Tenant shall participate in employee incentive programs, developed by the Employee Transportation Coordinator, to encourage the use of alternative modes of transportation.

3. Tenant shall charge employees for the full cost of their parking, either directly or through a commuter choice program.

4. Tenant’s Human Resources representative shall coordinate with the Employee Transportation Coordinator to incorporate the distribution of the Commuter Services Program, New Employee Orientation Packet as part of Tenant’s internal orientation system.

5. Tenant shall participate in all programs, studies, surveys, monitoring and reports as required by the Parking and Transportation Demand Management Plan.

City of Cambridge – IPOP Special Permit

1. Tenant shall provide a 100% subsidy of transit passes including commuter rail passes to all employees at the site.

Neighborhood Groups Settlement Agreement

1. Tenant’s employees and invitees are prohibited from making left turns onto Pleasant Street from the commercial curb cut during the hours of 7-9 a.m. and 4-7 p.m. weekdays.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Street Address/Tenant - Page 4

EXHIBIT G TO LEASE

Tenant’s Personal Property

None except as set forth below:

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Street Address/Tenant - Page 1

EXHIBIT H TO LEASE

Rules and Regulations

43. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

44. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

45. Except for animals assisting the disabled and laboratory animals, no animals shall be allowed in the Project.

46. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

47. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

48. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited, except in connection with the operation of such approved apparatus. Explosives or other articles deemed extra hazardous shall not be brought into the Project, except in amounts necessary for the Permitted Uses, handled in compliance with all Legal Requirements.

49. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

50. Tenant shall maintain the Premises free from rodents, insects and other pests (except those used as laboratory animals).

51. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

52. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

53. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

54. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Street Address/Tenant - Page 2

55. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

56. No auction, public or private, will be permitted on the Premises or the Project.

57. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

58. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

59. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

60. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

61. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated as of the 25th day of March, 2003, by and between ARE-770/784/790 Memorial Drive LLC, a Delaware limited liability company (“Landlord”) and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

A. Pursuant to that certain Lease between Landlord and Tenant, dated as of July 2, 2002 (the “Original Lease”) (together, the Original Lease and this Amendment are referred to herein as the “Lease”), Landlord agreed to lease to Tenant, and Tenant leased from Landlord certain premises located in the buildings known as 770 Memorial Drive, Cambridge, Massachusetts (the “770 Premises”) and 790 Memorial Drive, Cambridge, Massachusetts (the “790 Premises”), as further identified in the Original Lease, subject to the terms and conditions more particularly set forth in the Original Lease. The 770 Premises and the 790 Premises are sometimes referred to collectively herein as the “Premises”.

B. Landlord desires to make use of certain portions of the Premises on a short term basis in order to furnish additional space to another existing tenant of Landlord, Alnylam Pharmaceuticals, Inc. (“Alnylam”), under the terms of that certain lease, dated as of August 5, 2002, between Landlord and Alnylam (the “Alnylam Lease”).

C. Tenant desires to permit Landlord to make such use of certain portions of the Premises, and in furtherance thereof, Landlord and Tenant now desire to reduce the rentable area of the 790 Premises and adjust the amount of the Base Rent due under the Lease temporarily, and to cause other changes to the Lease in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. From and after the date hereof, the Original Lease is hereby amended to add the following new definitions to the Basic Lease Provisions:

3D Reduced Premises:	One thousand sixty-two (1,062) rentable square feet on the third (3rd) floor of the 790 Premises, designated as Suite 3D, as shown on Exhibit A-1 attached hereto.

3D Reduced Premises Effective Date:	January 24, 2003.

3C Reduced Premises:	Two thousand five hundred (2,500) rentable square feet on the third (3rd) floor of the 790 Premises, designated as Suite 3C, as shown on Exhibit A-2 attached hereto.

3C Reduced Premises Effective Date:	April 15, 2003.

2. During the 3D Premises Reduction Period (as hereinafter defined), subject to the provisions of Paragraphs 6 and 7 hereof, the definitions of “Premises”, “Base Rent” and “Tenant’s Share” set forth in the Basic Lease Provisions of the Original Lease are hereby deleted and the following new definitions are added to the Lease:

Rentable Area of Premises:	770 Premises: 51,000 sq. ft. 790 Premises: 15,105 sq. ft. Total: 66,105 sq. ft.

Base Rent:	770 Premises: $242,250.00 per month 790 Premises: $71,748.75 per month Total: $313,998.75 per month (based on $57.00 per rentable square foot)

Tenant’s Share of Operating Expenses:	100% as to 770 Premises, 31.8% as to 790 Premises.

3. During the 3C Premises Reduction Period (as hereinafter defined), unless sooner terminated as provided herein, subject to the provisions of Paragraphs 6 and 7 hereof, the definitions of “Premises”, “Base Rent” and “Tenant’s Share” set forth in the Basic Lease Provisions of the Original Lease are hereby deleted and the following new definitions are added to the Lease:

Rentable Area of Premises:	770 Premises: 51,000 sq. ft. 790 Premises: 13,667 sq. ft. Total: 64,667 sq. ft.

Base Rent:	770 Premises: $242,250.00 per month 790 Premises: $64,918.25 per month Total: $307,168.25 per month (based on $57.00 per rentable square foot)

Tenant’s Share of Operating Expenses:	100% as to 770 Premises, 28.7% as to 790 Premises.

If the 3D Premises Reduction Period and the 3C Premises Reduction Period overlap, the foregoing defined terms shall be adjusted to account for the reduction of the Premises by the sum of the 3D Premises and the 3C Premises for such overlapping period.

4. Reduction of Leased Premises. Landlord and Tenant agree that, for the period (“3D Premises Reduction Period”) commencing on the 3D Reduced Premises Effective Date and expiring on the later of (i) the 3C Reduced Premises Effective Date, or (ii) the date on which Landlord delivers the 3D Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted), the Rentable Area of the Premises will be reduced

2

by One Thousand Sixty-Two rentable square feet, representing the 3D Reduced Premises. Landlord and Tenant agree that, for the period (“3C Premises Reduction Period”) commencing on the 3C Reduced Premises Effective Date and expiring on the later of (x) October 31, 2003, which date Landlord warrants to Tenant is the expiration date of the Alnylam Lease (“Alnylam Lease Expiration Date”), or (y) the date on which Landlord delivers the 3C Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted), the Rentable Area of the Premises will be reduced by Two Thousand Five Hundred rentable square feet, representing the 3C Reduced Premises. If the Alnylam Lease terminates for any reason prior to the Alnylam Lease Expiration Date, Landlord will give written notice to Tenant, as soon as reasonably possible after Landlord has actual knowledge of the date on which such early termination is to occur, of the date of the early termination of the Alnylam Lease, and upon such notice Tenant shall have the right, but not the obligation, to re-assume the 3C Reduced Premises prior to the expiration of the 3C Premises Reduction Period by written notice to Landlord of the date on which Tenant shall re-assume the 3C Premises. The parties agree that, within three (3) days after Tenant re-assumes the 3C Reduced Premises, the parties shall execute and deliver a certificate, in the form attached hereto as Exhibit B, acknowledging the date of the return of the 3C Reduced Premises to Tenant; provided, however, that Tenant’s failure to execute and deliver such certificate shall not affect Landlord’s rights hereunder.

5. Tenant’s Termination Right. Notwithstanding anything to the contrary herein, Tenant shall have the right, to be exercised on thirty (30) days’ prior written notice to Landlord at any time during the 3C Premises Reduction Period, to request the return of the 3C Reduced Premises. Landlord shall deliver the 3C Reduced Premises to Tenant free of occupants, and in its condition as of the date hereof (ordinary wear and tear only excepted), prior to the expiration of such thirty (30) day period.

6. Premises; Rentable Square Feet; Tenant’s Share.

a. During the 3D Premises Reduction Period, for all purposes of the Lease, including, without limitation, the calculation of Base Rent and Tenant’s Share of Operating Expenses (as defined in the Original Lease), all references in the Lease to the “Premises” shall be deemed to mean the definition of Premises set forth in Paragraph 2 hereof and shown on Exhibit A-l attached hereto, all references in the Lease to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in Paragraph 2 hereof, and all references in the Lease to “Tenant’s Share” shall mean the Tenant’s Share as set forth in Paragraph 2 hereof. Upon the expiration of the 3D Premises Reduction Period, as described in Paragraph 4 hereof, this Paragraph 6a shall automatically be of no further force and effect.

b. During the 3C Premises Reduction Period, for all purposes of the Lease, including, without limitation, the calculation of Base Rent and Tenant’s Share of Operating Expenses (as defined in the Original Lease), all references in the Lease to the “Premises” shall be deemed to mean the definition of Premises set forth in Paragraph 3 hereof and shown on Exhibit A-2 attached hereto, all references in the Lease to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in Paragraph 3 hereof, and all references in the Lease to “Tenant’s Share” shall mean the Tenant’s Share as set forth in Paragraph 3 hereof. Upon the expiration or earlier termination of the 3C Premises Reduction

3

Period, as described in Paragraphs 4 and 5 hereof, this Amendment shall automatically be of no further force and effect, and the definition of “Premises” shall be deemed to mean the definition of Premises in the Original Lease, as shown on Exhibit A to the Original Lease, all references to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in the Original Lease, and all references to “Tenant’s Share” shall mean Tenant’s Share as set forth in the Original Lease.

7. Base Rent.

a. During the 3D Premises Reduction Period, all references in the Lease to “Base Rent” shall be deemed to mean the Base Rent set forth in Paragraph 2 of this Amendment. All Base Rent shall be paid by Tenant at the times and in the manner set forth in the Original Lease. Upon the expiration of the 3D Premises Reduction Period, “Base Rent” shall be deemed to mean the definition of Base Rent set forth in Paragraph 6b hereof.

b. During the 3C Premises Reduction Period, all references in the Lease to “Base Rent” shall be deemed to mean the Base Rent set forth in Paragraph 3 of this Amendment. All Base Rent shall be paid by Tenant at the times and in the manner set forth in the Original Lease. Upon the expiration of the 3C Premises Reduction period, this Amendment shall be of no further force and effect and “Base Rent” shall be deemed to mean the definition of Base Rent in the Original Lease.

8. Broker. Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment. Each party hereby indemnifies and agrees to defend and hold the other party harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with such party in connection with this Amendment and for any and all costs incurred in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.

9. Condition of Reduced Premises. Landlord shall be responsible to return the 3D Premises and the 3C Premises to Tenant in their condition as of the date hereof, ordinary wear and tear only excepted. Landlord must look solely to Alnylam for any recourse as a result of the condition of the 3D Reduced Premises or 3C Reduced Premises at the end of their respective Reduction Periods.

10. Exhibits. All references in the Lease to Exhibit A shall be deemed to refer to Exhibit A-l attached hereto during the 3D Premises Reduction Period. All references in the Lease to Exhibit A shall be deemed to refer to Exhibit A-2 during the 3C Premises Reduction Period.

11. Miscellaneous. All other terms and conditions of the Original Lease, as amended hereby, remain in full force and effect, as so amended. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The recitals set forth above are specifically incorporated into the body of this Amendment and shall be binding upon the parties hereto. Except as expressly amended hereby, all of the terms and conditions of the Lease remain unchanged and in full force and effect. This Amendment is deemed incorporated

4

into the Lease by reference as of the date hereof; provided, however, in the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms of provisions of this Amendment, the terms and provisions of this Amendment shall govern and control. This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
managing member

By:	ARE-QRS Corp., general partner

By:	/s/ Joel S. Marcus
Name:	Joel S. Marcus
Title:	CEO

TENANT:

INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Thomas J. Burke
Name:	Thomas J. Burke
Title:	Controller

5

Exhibit B

ACKNOWLEDGEMENT OF TERMINATION OF 3C REDUCED PREMISES REDUCTION

PERIOD

This ACKNOWLEDGEMENT OF TERMINATION OF 3C PREMISES REDUCTION PERIOD is made as of this _____ day of ___________________, 2003, by Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Amendment to Lease dated as of March _____, 2003 (the “Amendment”), by and between ARE-770/784/790 Memorial Drive LLC (“Landlord”) and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Amendment.

Landlord and Tenant hereby acknowledge and agree that the 3C Premises Reduction Period has expired or that Tenant has agreed to re-assume the 3C Reduced Premises prior to such expiration and that the date of Tenant’s re-assumption of the 3C Reduced Premises is ______________, 2003. Tenant hereby agrees that, from and after such date, the definitions of Premises, Rentable Area of the Premises, Tenant’s Share and Base Rent will be deemed to mean the definitions of those terms set forth in the Original Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGEMENT OF TERMINATION OF 3C PREMISES REDUCTION PERIOD to be effective on the date first written above.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
managing member

By:	ARE-QRS Corp., general partner

By:
Name:
Title:

TENANT:

INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

8

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is dated as of the 30th day of April, 2003, by and between ARE-770/784/790 Memorial Drive LLC, a Delaware limited liability company (“Landlord”) and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

A. Pursuant to that certain Lease between Landlord and Tenant, dated as of July 2, 2002, as amended by that certain First Amendment to Lease (the “First Amendment”), dated as of March 25, 2003 (the “Original Lease”) (together, the Original Lease and this Amendment are referred to herein as the “Lease”), Landlord agreed to lease to Tenant, and Tenant leased from Landlord certain premises located in the buildings known as 770 Memorial Drive, Cambridge, Massachusetts (the “770 Premises”) and 790 Memorial Drive, Cambridge, Massachusetts (the “790 Premises”), as further identified in the Original Lease, subject to the terms and conditions more particularly set forth in the Original Lease. The 770 Premises and the 790 Premises are sometimes referred to collectively herein as the “Premises”.

B. Landlord desires to make use of certain portions of the Premises on a short term basis in order to furnish additional space to another existing tenant of Landlord, Alnylam Pharmaceuticals, Inc. (“Alnylam”), under the terms of that certain lease, dated as of August 5, 2002, between Landlord and Alnylam (as amended, the “Alnylam Lease”).

C. Pursuant to the First Amendment, Tenant and Landlord had previously agreed to reduce the Premises by removing a portion of that area of the 790 Premises known as Suite 3D therefrom, as defined and more particularly described in the First Amendment as the 3D Reduced Premises.

D. Tenant desires to permit Landlord to make such use of the remainder of Suite 3D, and in furtherance thereof, Landlord and Tenant now desire to reduce the rentable area of the 790 Premises and adjust the amount of the Base Rent due under the Lease temporarily, and to cause other changes to the Lease in accordance with the terms and conditions set forth in this Amendment.

E. The purpose of this Amendment is to amend and restate the First Amendment to clarify which portions of the 790 Premises have been removed from the Premises and to further amend the Lease to remove the remainder of Suite 3D from the 790 Premises under the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. From and after the date hereof, the Original Lease is hereby amended to add the following new definitions to the Basic Lease Provisions:

Additional 3D Reduced Premises:	One Thousand Six Hundred Thirty-Three (1,633) rentable square feet on the third (3rd) floor of the 790 Premises, the remainder being of Suite 3D, as shown on Exhibit A-3 attached hereto.

Additional 3D Reduced Premises Effective Date:	May 1, 2003.

2. The definition of “3D Premises Reduction Period” set forth in the First Amendment is hereby deleted in its entirety and the following inserted in its place:

3D Premises Reduction Period:	The period from the 3D Reduced Premises Effective Date until the later of (x) October 31, 2003, which date Landlord warrants to Tenant is the expiration date of the Alnylam Lease (“Alnylam Lease Expiration Date”), or (y) the date on which Landlord delivers the 3D Reduced Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted).

3. Notwithstanding the provisions of the First Amendment to the contrary, commencing on the 3C Reduced Premises Effective Date (as defined in the First Amendment) and ending on the Additional 3D Reduced Premises Effective Date, subject to the provisions of Paragraphs 5 and 6 hereof, the definitions of “Premises”, “Base Rent” and “Tenant’s Share” set forth in the Basic Lease Provisions of the Original Lease are hereby deleted and the following new definitions are added to the Lease:

Rentable Area of Premises:	770 Premises: 51,000 sq. ft.
790 Premises: 12,605 sq. ft.
Total: 63,605 sq. ft.

Base Rent:	770 Premises: $242,250.00 per month
790 Premises: $59,873.75 per month
Total: $302,123.75 per month
(based on $57.00 per rentable square foot)

Tenant’s Share of Operating Expenses:	100% as to 770 Premises, 26.5% as to 790 Premises.

2

4. During the Additional 3D Premises Reduction Period (as hereinafter defined), subject to the provisions of Paragraphs 5 and 6 hereof, the definitions of “Premises”, “Base Rent” and “Tenant’s Share” set forth in the Basic Lease Provisions of the Original Lease are hereby deleted and the following new definitions are added to the Lease:

Rentable Area of Premises:	770 Premises: 51,000 sq. ft.
790 Premises: 10,972 sq. ft.
Total: 62,880 sq. ft.

Base Rent:	770 Premises: $242,250.00 per month
790 Premises: $52,117.00 per month
Total: $294,367.00 per month
(based on $57.00 per rentable square foot)

Tenant’s Share of Operating Expenses:	100% as to 770 Premises, 23.1% as to 790 Premises.

5. Reduction of Leased Premises.

(a) Notwithstanding the provisions of the First Amendment to the contrary, the parties agree that the 3D Premises Reduction Period will run concurrently with the 3C Premises Reduction Period and the Additional 3D Premises Reduction Period, rather than expiring on the 3C Reduced Premises Effective Date as provided in the First Amendment. If the Alnylam Lease terminates for any reason prior to the Alnylam Lease Expiration Date, Landlord will give written notice to Tenant, as soon as reasonably possible after Landlord has actual knowledge of the date on which such early termination is to occur, of the date of the early termination of the Alnylam Lease, and upon such notice Tenant shall have the right, but not the obligation, to re-assume the 3D Reduced Premises prior to the Alnylam Lease Expiration Date. The parties agree that, within three (3) days after Tenant re-assumes the 3D Reduced Premises, the parties shall execute and deliver a certificate, in the form attached hereto as Exhibit B, acknowledging the date of the return of the 3D Reduced Premises to Tenant; provided, however, that Tenant’s failure to execute and deliver such certificate shall not affect Landlord’s rights hereunder.

(b) Landlord and Tenant agree that, for the period (“Additional 3D Premises Reduction Period”) commencing on the Additional 3D Reduced Premises Effective Date and expiring on the later of (x) the Alnylam Lease Expiration Date, or (y) the date on which Landlord delivers the Additional 3D Reduced Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted), the Rentable Area of the Premises will be reduced by One Thousand Six Hundred Thirty Three (1,633) rentable square feet, representing the Additional 3D Reduced Premises. If the Alnylam Lease terminates for any reason prior to the Alnylam Lease Expiration Date, Landlord will give written notice to Tenant, as soon as reasonably possible after Landlord has actual knowledge of the date on which such early termination is to occur, of the date of the early termination of the Alnylam Lease, and upon such notice Tenant shall have the right, but not the obligation, to re-assume the Additional 3D Reduced Premises prior to the Alnylam Lease Expiration Date. The parties agree that, within three (3) days after Tenant re-assumes the Additional 3D Reduced Premises, the parties shall execute and deliver a certificate, in the form attached hereto as Exhibit B, acknowledging the date of the return of the Additional 3D Reduced Premises to Tenant; provided, however, that Tenant’s failure to execute and deliver such certificate shall not affect Landlord’s rights hereunder.

3

6. Premises; Rentable Square Feet; Tenant’s Share.

(a) Notwithstanding the applicable provisions of the First Amendment to the contrary, the parties hereby agree that, during the period from the 3C Reduced Premises Effective Date until the Additional 3D Reduced Premises Effective Date, for all purposes of the Lease, including, without limitation, the calculation of Base Rent and Tenant’s Share of Operating Expenses (as defined in the Original Lease), all references in the Lease to the “Premises” shall be deemed to mean the definition of Premises set forth in Paragraph 3 hereof, all references in the Lease to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in Paragraph 3 hereof, and all references in the Lease to “Tenant’s Share” shall mean the Tenant’s Share as set forth in Paragraph 3 hereof.

(b) During the Additional 3D Premises Reduction Period, for all purposes of the Lease, including, without limitation, the calculation of Base Rent and Tenant’s Share of Operating Expenses (as defined in the Original Lease), all references in the Lease to the “Premises” shall be deemed to mean the definition of Premises set forth in Paragraph 4 hereof and shown on Exhibit A-3 attached hereto, all references in the Lease to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in Paragraph 4 hereof, and all references in the Lease to “Tenant’s Share” shall mean the Tenant’s Share as set forth in Paragraph 4 hereof.

7. Base Rent.

(a) Notwithstanding the applicable provisions of the First Amendment to the contrary, the parties hereby agree that, during the period from the 3C Reduced Premises Effective Date until the Additional 3D Reduced Premises Effective Date, all references in the Lease to “Base Rent” shall be deemed to mean the Base Rent set forth in Paragraph 3 of this Amendment. All Base Rent shall be paid by Tenant at the times and in the manner set forth in the Original Lease.

(b) During the Additional 3D Premises Reduction Period, all references in the Lease to “Base Rent” shall be deemed to mean the Base Rent set forth in Paragraph 4 of this Amendment. All Base Rent shall be paid by Tenant at the times and in the manner set forth in the Original Lease.

8. Broker. Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment. Each party hereby indemnifies and agrees to defend and hold the other party harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with such party in connection with this Amendment and for any and all costs incurred in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.

9. Condition of Reduced Premises. Landlord shall be responsible to return the Additional 3D Premises to Tenant in its condition as of the date hereof, ordinary wear and tear only excepted. Landlord must look solely to Alnylam for any recourse as a result of the condition of the Additional 3D Reduced Premises at the end of the Additional 3D Premises Reduction Period.

4

10. Exhibits. All references in the Lease to Exhibit A shall be deemed to refer to Exhibit A-3 attached hereto during the Additional 3D Premises Reduction Period.

11. Miscellaneous. All other terms and conditions of the Original Lease, as amended hereby, remain in full force and effect, as so amended. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The recitals set forth above are specifically incorporated into the body of this Amendment and shall be binding upon the parties hereto. Except as expressly amended hereby, all of the terms and conditions of the Lease remain unchanged and in full force and effect. This Amendment is deemed incorporated into the Lease by reference as of the date hereof; provided, however, in the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms of provisions of this Amendment, the terms and provisions of this Amendment shall govern and control. This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., managing member

By:	ARE-QRS Corp., general partner

By:	/s/ Peter J. Nelson
Name:	Peter J. Nelson
Title	Senior Vice President & Chief Financial Officer

TENANT:

INFINITY PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Steven H. Holtzman
Name:	Steven H. Holtzman
Title:	CEO/President

5

Exhibit B

ACKNOWLEDGEMENT OF TERMINATION OF ADDITIONAL 3D REDUCED PREMISES

REDUCTION PERIOD

This ACKNOWLEDGEMENT OF TERMINATION OF ADDITIONAL 3D PREMISES REDUCTION PERIOD is made as of this ________ day of _______________________, 2003, by Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Second Amendment to Lease dated as of April ________, 2003 (the “Amendment”), by and between ARE-770/784/790 Memorial Drive LLC (“Landlord”) and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Amendment.

Landlord and Tenant hereby acknowledge and agree that the Additional 3D Premises Reduction Period has expired or that Tenant has agreed to re-assume the Additional 3D Reduced Premises prior to such expiration and that the date of Tenant’s re-assumption of the Additional 3D Reduced Premises is _______________, 2003. Tenant hereby agrees that, from and after such date, the definitions of Premises, Rentable Area of the Premises, Tenant’s Share and Base Rent will be deemed to mean the definitions of those terms set forth in the Original Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgement of Termination of Additional 3D Premises Reduction Period to be effective on the date first written above.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., managing member

By:	ARE-QRS Corp., general partner

By:
Name:
Title:

TENANT:

INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

7

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of the 30th day of October, 2003, by and between ARE-770/784/790 Memorial Drive LLC, a Delaware limited liability company (“Landlord”) and Infinity Pharmaceuticals, Inc., a Delaware corporation (‘Tenant”).

A. Pursuant to that certain Lease between Landlord and Tenant, dated as of July 2, 2002, as amended by that certain Amendment to Lease (the “First Amendment”), dated as of March 25, 2003 and as further amended by that certain Second Amendment to Lease (the “Second Amendment), dated as of April 30, 2003 (the “Original Lease”) (together, the Original Lease and this Amendment are referred to herein as the “Lease”), Landlord agreed to lease to Tenant, and Tenant leased from Landlord certain premises located in the buildings known as 770 Memorial Drive, Cambridge, Massachusetts (the “770 Premises”) and 790 Memorial Drive, Cambridge, Massachusetts (the “790 Premises”), as further identified in the Original Lease, subject to the terms and conditions more particularly set forth in the Original Lease. The 770 Premises and the 790 Premises are sometimes referred to collectively herein as the “Premises”.

B. Landlord desires to make use of certain portions of the Premises on a short term basis in order to furnish additional space to another existing tenant of Landlord, Alnylam Pharmaceuticals, Inc. (“Alnylam”), under the terms of that certain lease, dated as of August 5, 2002, between Landlord and Alnylam (as amended, the “Alnylam Lease”).

C. Pursuant to the First Amendment, Tenant and Landlord had previously agreed to reduce the Premises by removing a portion of that area of the 790 Premises known as Suite 3C therefrom, which portion of Suite 3C is defined and more particularly described in the First Amendment as the 3C Reduced Premises.

D. Tenant desires to permit Landlord to make such use of the remainder of Suite 3C, and in furtherance thereof, Landlord and Tenant now desire to reduce the rentable area of the 790 Premises and adjust the amount of the Base Rent due under the Lease temporarily, and to cause other changes to the Lease in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. From and after the date hereof, the Original Lease is hereby amended to add the following new definitions to the Basic Lease Provisions:

Additional 3C Reduced Premises:	One Thousand Four Hundred Ninety (1,490) rentable square feet on the third (3rd) floor of the 790 Premises, being the remainder of Suite 3C, as shown on Exhibit A-4 attached hereto.

Additional 3C Reduced Premises Effective Date:	October 1, 2003.

2. The definition of “3C Premises Reduction Period” set forth in the First Amendment is hereby deleted in its entirety and the following inserted in its place:

3C Premises Reduction Period:	The period from the 3C Reduced Premises Effective Date until the later of (x) April 30, 2004, or (y) the date on which Landlord delivers the 3C Reduced Premises and the Additional 3C Reduced Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted).

3. Notwithstanding the provisions of the First Amendment to the contrary, commencing on the Additional 3C Reduced Premises Effective Date (as defined in the First Amendment) and ending upon the expiration of the 3C Premises Reduction Period, subject to the provisions of Paragraphs 4 and 5 hereof, the definitions of “Premises”, “Rentable Area of Premises”, “Base Rent” and “Tenant’s Share” set forth in the Basic Lease Provisions of the Original Lease are hereby deleted and the following new definitions are added to the Lease:

Premises:	That portion of the Project, containing, in the aggregate, approximately 60,482 rentable square feet, namely, (i) all three (3) floors of the building located at 770 Memorial Drive, Cambridge, Massachusetts, consisting of approximately 51,000 rentable square feet (the “770 Premises”), and (ii) the entire third floor of the building located at 790 Memorial Drive, Cambridge, Massachusetts, except for Suite 3C and Suite 3D, consisting of approximately 9,482 rentable square feet (the “790 Premises”), as determined by Landlord, as shown on Exhibit A, A-l, A-2, A-3 and A-4.

Rentable Area of Premises:	770 Premises: 790 Premises: Total:	51,000 sq. ft. 9, 482 sq. ft. 60,482 sq. ft.

Base Rent:	770 Premises: 790 Premises: Total:	$242,250.00 per month $45,039.50 per month $287,289.50 per month

(based on $57.00 per rentable square foot)

Tenant’s Share of Operating Expenses:	100% as to 770 Premises, 20% as to 790 Premises.

4. Reduction of Leased Premises. Landlord and Tenant agree that, for the period (“Additional 3C Premises Reduction Period”) commencing on the Additional 3C Reduced

2

Premises Effective Date and expiring on the later of (x) April 30, 2004, or (y) the date on which Landlord delivers the Additional 3C Reduced Premises to Tenant free of occupants and in its condition as of the date hereof (ordinary wear and tear only excepted), the Rentable Area of the Premises will be reduced by One Thousand Four Hundred Ninety (1,490) rentable square feet, representing the Additional 3C Reduced Premises. If the Alnylam Lease terminates for any reason prior to the Alnylam Lease Expiration Date, Landlord will give written notice to Tenant, as soon as reasonably possible after Landlord has actual knowledge of the date on which such early termination is to occur, of the date of the early termination of the Alnylam Lease, and upon such notice Tenant shall have the right, but not the obligation, to re-assume the Additional 3C Reduced Premises prior to the Alnylam Lease Expiration Date. The parties agree that, within three (3) days after Tenant re-assumes the Additional 3C Reduced Premises, the parties shall execute and deliver a certificate, in the form attached hereto as Exhibit B, acknowledging the date of the return of the Additional 3C Reduced Premises to Tenant; provided, however, that Tenant’s failure to execute and deliver such certificate shall not affect Landlord’s rights hereunder.

5. Tenant’s Termination Right. Notwithstanding anything to the contrary herein. Tenant shall not have any right to request the return of the 3C Reduced Premises, the Additional 3C Reduced Premises, the 3D Reduced Premises or the Additional 3D Reduced Premises prior to the Alnylam Lease Expiration Date unless the Alnylam Lease is terminated earlier as provided in Section 4 hereof.

6. Premises; Rentable Square Feet; Tenant’s Share. During the Additional 3C Premises Reduction Period, for all purposes of the Lease, including, without limitation, the calculation of Base Rent and Tenant’s Share of Operating Expenses (as defined in the Original Lease), all references in the Lease to the “Premises” shall be deemed to mean the definition of Premises set forth in Paragraph 3 hereof and shown on Exhibits A-1, A-2, A-3 and A-4 attached hereto, all references in the Lease to the “Rentable Area of the Premises” shall be deemed to mean the Rentable Area of the Premises set forth in Paragraph 3 hereof, and all references in the Lease to “Tenant’s Share” shall mean the Tenant’s Share as set forth in Paragraph 3 hereof.

7. Base Rent. During the Additional 3C Premises Reduction Period, all references in the Lease to “Base Rent” shall be deemed to mean the Base Rent set forth in Paragraph 3 of this Amendment. All Base Rent shall be paid by Tenant at the times and in the manner set forth in the Original Lease.

8. Broker. Each party represents and warrants to the other that it has not dealt with any broker or person in connection with this Amendment. Each party hereby indemnifies and agrees to defend and hold the other party harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with such party in connection with this Amendment and for any and all costs incurred in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.

9. Condition of Reduced Premises. Landlord shall be responsible to return the Additional 3C Premises to Tenant in its condition as of the date hereof, ordinary wear and tear only excepted. Landlord must look solely to Alnylam for any recourse as a result of the

3

condition of the Additional 3C Reduced Premises at the end of the Additional 3C Premises Reduction Period.

10. Exhibits. All references in the Lease to Exhibit A shall be deemed to refer to Exhibits A-l, A-2, A-3 and A-4 attached hereto during the Additional 3C Premises Reduction Period.

11. Second Amendment Exhibits. Notwithstanding the provisions of Sections 6(b) and 10(b) of the Second Amendment, the Premises under the Second Amendment was intended to be that shown on Exhibits A, A-l, A-2 and A-3 to the Lease.

12. Miscellaneous. All other terms and conditions of the Original Lease, as amended hereby, remain in full force and effect, as so amended. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease. The recitals set forth above are specifically incorporated into the body of this Amendment and shall be binding upon the parties hereto. Except as expressly amended hereby, all of the terms and conditions of the Lease remain unchanged and in full force and effect. This Amendment is deemed incorporated into the Lease by reference as of the date hereof; provided, however, in the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms of provisions of this Amendment, the terms and provisions of this Amendment shall govern and control. This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., managing member

By:	ARE-QRS Corp., general partner

By:	/s/ Joel S. Marcus
Name:	Joel S. Marcus
Title:	CEO

4

TENANT:

INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Steven H. Holtzman
Name:	Steven H. Holtzman
Title:	CEO/President

5

Exhibit B

ACKNOWLEDGEMENT OF TERMINATION OF ADDITIONAL 3D REDUCED PREMISES

REDUCTION PERIOD

This ACKNOWLEDGEMENT OF TERMINATION OF ADDITIONAL 3C PREMISES REDUCTION PERIOD is made as of this ________ day of ______________, 2003, by Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Third Amendment to Lease dated as of October ______, 2003 (the “Amendment”), by and between ARE-770/784/790 Memorial Drive LLC (“Landlord”) and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Amendment.

Landlord and Tenant hereby acknowledge and agree that the Additional 3C Premises Reduction Period has expired or that Tenant has agreed to re-assume the Additional 3C Reduced Premises prior to such expiration and that the date of Tenant’s re-assumption of the Additional 3C Reduced Premises is _____, 2003. Tenant hereby agrees that, from and after such date, the definitions of Premises, Rentable Area of the Premises, Tenant’s Share and Base Rent will be deemed to mean the definitions of those terms set forth in the Original Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgement of Termination of Additional 3C Premises Reduction Period to be effective on the date first written above.

LANDLORD:

ARE-770/784/790 MEMORIAL DRIVE, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., managing member

By:	ARE-QRS Corp., general partner

By:
Name:
Title:

TENANT:

INFINITY PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

7

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is entered into as of December 15, 2003, by and between ARE-770/784/790 Memorial Drive LLC, a Delaware limited liability company (“Landlord”), and Infinity Pharmaceuticals, Inc., a Delaware corporation (“Tenant”). This Amendment amends that certain Lease between Landlord and Tenant dated as of July 2, 2002, as previously amended by a First Amendment dated March 25, 2003, a Second Amendment dated April 30, 2003, and a Third Amendment dated October 31, 2003 (as so amended, the “Lease”), pertaining to premises located at 780 and 790 Memorial Drive, Cambridge, Massachusetts. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree that the Lease is amended as follows:

1. The definition of “Security Deposit” set forth in the Basic Lease Provisions of the Lease, i.e., “$1,450,000, to be increased to $1,915,000 on or before January 1, 2003”, is deleted in its entirety, and the following is substituted in its place: “$1,415,000.00”. Landlord and Tenant agree to cooperate reasonably to arrange for either (a) amendment of the existing Letter of Credit or (b) if such amendment is not available, replacement of the existing Letter of Credit with a new Letter of Credit meeting the requirements of Section 6 of the Lease, to reflect this reduction in the amount of the Security Deposit.

2. The first sentence of Section 39 of the Lease is hereby deleted in its entirety and the following inserted in its place: “Tenant, at no additional cost, shall have the right to use up to 500 square feet on the roof of the 770 Building for the installation of Tenant’s communications equipment (“Tenant’s Equipment”). The Tenant has until January 15, 2004, to remove the Tenant’s Equipment which is on the roof of the 790 Building”

3. Section 40 of the Lease (“Right to Expand”) is deleted in its entirety, it being agreed that Tenant shall no longer have any right under the Lease (a) to expand the Demised Premises into either the 790 1st Floor Premises or the 790 2nd Floor Premises, (b) to use the additional parking attributable to the 790 1st Floor Premises and the 790 2nd Floor Premises, or (c) to exercise the right of first offer on any portion of the 790 1st Floor Premises or the 790 2nd Floor Premises if Landlord elects to terminate the Science Hotel (sm) operation within such premises, all as described in such Section 40.

4. As of the date hereof, each of Landlord and Tenant confirms that there are no uncured Defaults under the Lease, and that to its knowledge no condition exists that, with the giving of notice or the passage of time or both, if uncured would constitute a Default under the Lease.

5. As amended hereby, the Lease remains in full force and effect. This Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written.

LANDLORD:			TENANT:

ARE-770/784/790 MEMORIAL DRIVE, LLC,			INFINITY PHARMACEUTICALS, INC.,
a Delaware limited liability company			a Delaware corporation

By:	Alexandria Real Estate Equities, L.P.,		By:	/s/ Steven H. Holtzman
	a Delaware limited partnership, managing member			Name:	Steven H. Holtzman
	By:	ARE-QRS Corp.,		Title:	President & CEO
a Maryland corporation, general partner

	By:	/s/ Joel S. Marcus
Joel S. Marcus Chief Executive Officer

2